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                                                                   EXHIBIT 10.11


                             TENTH AMENDMENT TO THE
                     THIRD AMENDED AND RESTATED AGREEMENT OF
                  LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P.


         This TENTH AMENDMENT TO THE THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., dated as of December 21, 1999 (this "Amendment"), is being executed by AIMCO-GP, Inc., a Delaware corporation (the "General Partner"), as the general partner of AIMCO Properties, L.P., a Delaware limited partnership (the "Partnership"), pursuant to the authority conferred on the General Partner by Section 7.3.C(7) of the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994, as amended and/or supplemented from time to time (the "Agreement"). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.

         WHEREAS, pursuant to Section 4.2.A of the Agreement, the General Partner is authorized to determine the designations, preferences and relative, participating, optional or other special rights, powers and duties of Partnership Preferred Units.

         NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         (1) The Agreement is hereby amended by the addition of a new exhibit, entitled "Exhibit V," in the form attached hereto, which shall be attached to and made a part of the Agreement.

         (2) Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                                            THE GENERAL PARTNER:

                                            AIMCO-GP, INC.



                                            By: /s/ PETER KOMPANIEZ
                                                --------------------------------
                                            Name:
                                            Title:



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                                    EXHIBIT V

                         PARTNERSHIP UNIT DESIGNATION OF
                  THE CLASS FIVE PARTNERSHIP PREFERRED UNITS OF
                             AIMCO PROPERTIES, L.P.


         1. NUMBER OF UNITS AND DESIGNATION.

         A class of Partnership Preferred Units is hereby designated as "Class Five Partnership Preferred Units," and the number of Partnership Preferred Units constituting such class shall be 150,000.

         2. DEFINITIONS.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P. as amended, supplemented or restated from time to time (the "Agreement"), as modified by this Partnership Unit Designation and the defined terms used herein. For purposes of this Partnership Unit Designation, the following terms shall have the respective meanings ascribed below:

         "Assignee" shall mean a Person to whom one or more Class Five Partnership Preferred Units have been Transferred in a manner permitted under the Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 of the Agreement.

         "Class Five Partnership Preferred Unit" shall mean a Partnership Preferred Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Partnership Unit Designation.

         "Fair Market Value" shall mean, at any time and with respect to any Class Five Partnership Preferred Units, the greater of (i) that portion of the capital account balance of the holder of such Class Five Partnership Preferred Units at that time attributable solely to such Class Five Partnership Preferred Units, or (ii) zero.

         Majority in Interest of the Limited Partners" means Limited Partners (other than (i) the Special Limited Partner and (ii) any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the
(a) General Partner or (b) any REIT as to which the General Partner is a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2))) holding more than fifty percent (50%) of the outstanding Partnership Common Units, Class I High Performance Partnership Units, Class Four Partnership Preferred Units, Class Five Partnership Preferred Units, and all other outstanding classes of Partnership Units held by all Limited Partners (other than (i) the Special Limited Partner and (ii) any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by (a) the General Partner or (b) any REIT as to which the General Partner is a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2))).

         "Notice of Redemption" shall mean a Notice of Redemption in the form of Annex I to this Partnership Unit Designation.


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         "Partnership" shall mean AIMCO Properties, L.P., a Delaware limited partnership.

         "Transfer Agent" shall mean such transfer agent as may be designated by the Partnership or its designee as the transfer agent for the Class Five Partnership Preferred Units; provided, that if the Partnership has not designated a transfer agent, then the Partnership shall act as the Transfer Agent for the Class Five Partnership Preferred Units.

         3. CASH DISTRIBUTIONS.

                  At any time that the Partnership pays cash distributions to holders of Partnership Common Units, the Partnership shall pay cash distributions to holders of the Class Five Partnership Preferred Units in an amount per Class Five Partnership Preferred Unit equal to the per unit distribution on the Partnership Common Units; provided, that distributions upon liquidation of the Partnership shall be made in accordance with Section 13.2 of the Agreement. Holders of Class Five Partnership Preferred Units will not be entitled to receive any other distributions. If a record date is established by the General Partner for the payment of distributions in respect of Partnership Common Units, the same date shall be the record date for payment of distributions in respect of the Class Five Partnership Preferred Units. With respect to the first distribution paid to holders of Class Five Partnership Preferred Units after the initial issuance thereof, such distribution shall be pro rated based on the portion of the period in respect of which such distribution is paid that such that such Class Five Partnership Preferred Units were outstanding.

         4. REDEMPTION.

                  (a) The Class Five Partnership Preferred Units may be redeemed at the option of the Partnership at any time at a redemption price payable in cash equal to the Fair Market Value of such Class Five Partnership Preferred Units.

                  (b) The redemption date shall be selected by the Partnership, shall be specified in a notice of redemption, and shall be not less than 5 days nor more than 60 days after the date notice of redemption is sent by the Partnership.

                  (c) If the Partnership shall redeem Class Five Partnership Preferred Units, notice of such redemption shall be given to each holder of record of the Class Five Partnership Preferred Units to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the records of the Partnership. Neither the failure to mail any notice required by this paragraph (c), nor any defect therein or in the mailing thereof to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which has been mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state, as appropriate: (i) the redemption date; (ii) the place or places at which certificates for such shares are to be surrendered for cash; and (iii) the redemption price payable on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless the Partnership shall fail to make available the amount of cash necessary to effect such redemption), (i) such Class Five Partnership Preferred Units shall no longer be deemed to be outstanding, and (ii) all rights of the holders thereof as holders of Class Five Partnership Preferred Units shall cease except the right to receive the cash payable upon such redemption, without interest thereon, upon surrender of their certificates if so required. As promptly as practicable after the surrender in accordance with such notice of the certificates for any


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such Class Five Partnership Preferred Units to be so redeemed (properly endorsed or assigned for transfer, if the Partnership shall so require and the notice shall so state), such certificates shall be exchanged for cash (without interest thereon) for which such shares have been redeemed in accordance with such notice.

         5. CONVERSION.

                  (a) Subject to and upon compliance with the provisions of this
Section 5, on or after December 21, 2000, a holder of Class Five Partnership Preferred Units shall have the right, at such holder's option, to convert such units, in whole or in part, into the number of Partnership Common Units obtained by dividing (i) the Fair Market Value of the Class Five Partnership Preferred Units converted, by (ii) the value of a REIT Share (assuming, for such purpose, that the Valuation Date is the date of conversion of such units). In order to exercise the conversion right, the holder of each Class Five Partnership Preferred Unit to be converted shall surrender the certificate representing such unit, duly endorsed or assigned to the Partnership or in blank at the office of the Transfer Agent, accompanied by written notice to the Partnership that the holder thereof elects to covert such Class Five Partnership Preferred Unit.

                  (b) (i) Unless the Partnership Common Units issuable on conversion are to be issued in the same name as the name in which such Class Five Partnership Preferred Units are registered, each such unit surrendered following conversion shall be accompanied by instruments of transfer, in form satisfactory to the Partnership, duly executed by the holder or such holder's duly authorized representa tive, and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Partnership demonstrating that such taxes have been paid).

                           (ii) As promptly as practicable after the surrender
of certificates for Class Five Partnership Preferred Units as aforesaid, and in any event no later than three business days after the date of such surrender, the Partnership shall issue and deliver at such office to such holder, or send on such holders' written order, a certificate or certificates for the number of full Partnership Common Units issuable upon the conversion of such Class Five Partnership Preferred Units in accordance with the provisions of this Section 5, and any fractional interest in respect of a Partnership Common Unit arising upon such conversion shall be settled as provided in paragraph (c) of this Section 5.

                           (iii) Each conversion shall be deemed to have been
effected immediately prior to the close of business on the date on which the certificates for Class Five Partnership Preferred Units shall have been surrendered to the Partnership for conversion as provided in paragraph (a) of this Section 5; and the person or persons in whose name or names any certificate or certificates for Partnership Common Units shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the units represented thereby at such time on such date unless the transfer books of the Partnership shall be closed on that date, in which event such person or persons shall be deemed to become such holder or holders of record at the close of business on the next succeeding day on which such transfer books are open.

                  (c) No fractional Partnership Common Units or scrip representing fractions of a Partnership Common Unit shall be issued upon conversion of the Class Five Partnership Preferred Units. Instead of any fractional interest in a Partnership Common Unit that would otherwise be deliverable upon the conversion of Class Five Partnership Preferred Units, the Partnership shall pay to the holder of such


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units an amount of cash equal to the Fair Market Value of such fractional interest as of the date of conversion. If more than one of any holder's units shall be converted at one time, the number of full Partnership Common Units issuable upon conversion thereof shall be computed on the basis of the aggregate number of Class Five Partnership Preferred Units so converted.

                  (d) If the Partnership shall be a party to any transaction (including with limitation a merger, consolidation, statutory exchange, sale of all or substantially all of the Partnership's assets or recapitalization of the Partnership Common Units, but excluding any transaction as to which a change in the Adjustment Factor would be effected) (each of the foregoing being referred to herein as a "Transaction"), in each case, as a result of which Partnership Common Units shall be converted into the right to receive securities or other property (including cash or any combination thereof), each Class Five Partnership Preferred Unit which is not converted into the right to receive securities or other property in connection with such Transaction shall thereupon be convertible into the kind and amount of securities and other property (including cash or any combination thereof) receivable upon such consummation by a holder of that number of Partnership Common Units into which a Class Five Partnership Preferred Unit was convertible immediately prior to such Transaction. The Partnership shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph
(d), and it shall not consent or agree to the occurrence of any Transaction until the Partnership has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Class Five Partnership Preferred Units that will contain provisions enabling the holders of Class Five Partnership Preferred Units that remain outstanding after such Transaction to convert into the consideration received by holders of Partnership Common Units at the conversion price in effect immediately prior to such Transaction. The provisions of this paragraph (d) shall apply to successive Transactions.

                  (e) The Partnership will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Partnership Common Units or other securities or property on conversion of Class Five Partnership Preferred Units pursuant hereto; provided, however, that the Partnership shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Partnership Common Units or other securities or property in a name other than that of the holder of the Class Five Partnership Preferred Units to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Partnership the amount of any such tax or established, to the reasonable satisfaction of the Partnership, that such tax has been paid.

         6. STATUS OF REACQUIRED UNITS.

                  All Class Five Partnership Preferred Units which shall have been issued and reacquired in any manner by the Partnership shall be deemed cancelled and no longer outstanding.

         7. GENERAL.

                  The ownership of the Class Five Partnership Preferred Units shall be evidenced by one or more certificates in the form of Annex II hereto. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent redemption, or any other event having an effect on the ownership of, the Class Five Partnership Preferred Units.


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         8. ALLOCATIONS OF INCOME AND LOSS; CAPITAL ACCOUNTS.

                  Upon initial issuance, the capital account balance attributable to the Class Five Partnership Preferred Units shall be zero. Thereafter, for each Fiscal Year, the Class Five Partnership Preferred Units shall be allocated a portion of the Net Income and Net Loss of the Partnership equal to the portion of the Net Income and Net Loss of the Partnership that would be allocated to such Class Five Partnership Preferred Units pursuant to
Article 6 of the Agreement if the Class Five Partnership Preferred Units were Partnership Common Units. In addition, (i) not more than 60 days prior to a redemption of Class Five Partnership Preferred Units pursuant to Section 4 hereof and (ii) at any time after December 21, 2001, upon (x) a sale of substantially all of the assets of the Partnership or a liquidation, dissolution, or winding up of the Partnership or (y) in the event the Gross Asset Value of any Partnership Asset is adjusted pursuant to subsection (b) or
(c) of the definition of "Gross Asset Value" in the Agreement, to the extent possible, the Partnership shall first allocate Partnership gain (and, to the extent necessary, gross income) among the Class Five Partnership Preferred Units (the "Special Allocation") in an amount equal to that necessary to permit each Class Five Partnership Preferred Unit to receive, upon a liquidation, dissolution, or winding up of the Partnership pursuant to Section 13.2 of the Agreement, an amount of assets of the Partnership equal to the amount of assets that would be receivable with respect to a Partnership Common Unit, as determined on a per unit basis. Notwithstanding the foregoing, the Class Five Partnership Preferred Units shall not be entitled to receive, and shall not receive, the Special Allocation unless and until the Class I High Performance Partnership Units have been allocated the full amount of Partnership income and gain required under Section 5 of the Partnership Unit Designation for the Class I High Performance Partnership Units.

         9. VOTING RIGHTS

                  Except as otherwise required by applicable law or in the Agreement, the holders of the Class Five Partnership Preferred Units will have the same voting rights as holders of the Partnership Common Units. As long as any Class Five Partnership Preferred Units are outstanding, for purposes of determining the Consent of Limited Partners under the Agreement, the "Majority In Interest of the Limited Partners" shall have the meaning set forth in Section 2 hereof. As long as any Class Five Partnership Preferred Units are outstanding, in addition to any other vote or consent of partners required by law or by the Agreement, the affirmative vote or consent of holders of at least 50% of the outstanding Class Five Partnership Preferred Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Class Five Partnership Preferred Units that materially and adversely affects the rights or preferences of the holders of the Class Five Partnership Preferred Units. The creation or issuance of any class or series of Partnership Units, including, without limitation, any Partnership Units that may have rights junior to, on a parity with, or senior or superior to the Class Five Partnership Preferred Units, will not be deemed to materially and adversely affect the rights or preferences of the holders of the Class Five Partnership Preferred Units. With respect to the exercise of the above-described voting rights, each Class Five Partnership Preferred Unit will have one (1) vote per Class Five Partnership Preferred Unit.

         10. RESTRICTIONS ON TRANSFER.

                  Class Five Partnership Preferred Units are subject to the same restrictions on transfer applicable to Partnership Common Units, as set forth in the Agreement.


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                                                                         ANNEX I
                                                                    TO EXHIBIT V

                            FORM OF UNIT CERTIFICATE
                                       OF
                     CLASS FIVE PARTNERSHIP PREFERRED UNITS

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS. IN ADDITION, THE LIMITED PARTNERSHIP INTEREST EVIDENCED BY THIS CERTIFICATE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., DATED AS OF JULY 29, 1994, AS IT MAY BE AMENDED AND/OR SUPPLEMENTED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM AIMCO-GP, INC, THE GENERAL PARTNER, AT ITS PRINCIPAL EXECUTIVE OFFICE.

                                                    Certificate Number
                                                                       ---------

                             AIMCO PROPERTIES, L.P.
                 FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

This certifies that
                    ------------------------------------------------------------

is the owner of
                ----------------------------------------------------------------

                     CLASS FIVE PARTNERSHIP PREFERRED UNITS
                                       OF
                             AIMCO PROPERTIES, L.P.,

transferable on the books of the Partnership in person or by duly authorized attorney on the surrender of this Certificate properly endorsed. This Certificate and the Class Five Partnership Preferred Units represented hereby are issued and shall be held subject to all of the provisions of the Agreement of Limited Partnership of AIMCO Properties, L.P., as the same may be amended and/or supplemented from time to time.

IN WITNESS WHEREOF, the undersigned has signed this Certificate.

Dated:                                  By:
       --------                             ------------------------------------
                                        Name:
                                        Title:


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                                   ASSIGNMENT




         For Value Received, ____________________________ hereby sells, assigns and transfers unto _____________________________________________________________
______________________________________________ Class Five Partnership Preferred
Unit(s) represented by the within Certificate, and does hereby irrevocably constitute and appoint the General Partner of AIMCO Properties, L.P. as its Attorney to transfer said Class Five Partnership Preferred Unit(s) on the books of AIMCO Properties, L.P. with full power of substitution in the premises.


Dated:
       ---------------------

                                   By:
                                       -----------------------------------------
                                                      Name:


                                   Signature Guaranteed by:
                                                            --------------------


NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions), WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.


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